UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona		85283
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.	Shareholder Director Nominations.

Date of 2014 Annual Meeting of Stockholders

On March 3, 2014, Mobile Mini, Inc. (the “Company”) announced April 30, 2014 as the date of the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”). The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Deadline for Rule 14a-8 and Other Stockholder Proposals (including Director Nominations)

Qualified stockholder proposals (including proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and any notice on Schedule 14N) to be presented at the 2014 Annual Meeting and in the Company’s proxy statement and form of proxy relating to the 2014 Annual Meeting must be received by the Company at its principal executive offices located at 7420 South Kyrene Road, Suite 101, Tempe, Arizona, 85283, addressed to the Corporate Secretary of the Company. In accordance with Regulation 14A and the Company’s Amended and Restated Bylaws (the “Bylaws”), such proposals must be received by the Company not later than the close of business on March 13, 2014 (which is the tenth day following the public announcement of the date of the 2014 Annual Meeting ). All proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission, and the procedures set forth in the Bylaws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Company dated March 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2014

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Senior Vice President and General Counsel